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                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT


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                             GADZOOX NETWORKS, INC.

                          REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement ("AGREEMENT") is entered into as of January 23, 2002, by and between Gadzoox Networks, Inc., a Delaware corporation ("COMPANY"), and Berg & Berg Enterprises, LLC, a California limited liability company ("LENDER").

                                    RECITALS

        A. Contemporaneously with the execution and delivery of this Agreement, Lender is entering into a 2.5% Senior Secured Convertible Debenture with Company (the "DEBENTURE AGREEMENT"), pursuant to which Lender may elect to convert up to $5,000,000 in principal indebtedness evidenced by the Debenture into 6,587,615 shares (as adjusted for stock splits, stock dividends, recapitalizations and similar events) of Common Stock of Company pursuant to the provisions set forth therein (the "CONVERSION SHARES").

        B. In connection with the Debenture Agreement, Company and Lender are entering into this Agreement under which Company is granting Lender certain resale registration rights with respect to the Conversion Shares.

        NOW, THEREFORE, in consideration of the promises, mutual covenants and terms hereof, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

        1. Definitions. Any capitalized term not otherwise defined herein shall have the meanings ascribed to such term in the Debenture Agreement. As used in this Agreement:

                (a) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                (b) "REGISTRATION EXPENSES" shall mean all expenses incurred in complying with Section 2 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration; provided, however, Registration Expenses shall not include any selling commissions, transfer taxes or fees and disbursements of Lender's counsel (which expenses shall be borne by Lender and not Company).

                (c) "REGISTRABLE SECURITIES" means (i) the Conversion Shares issued to Lender pursuant to the Debenture Agreement and (ii) shares of Common Stock of the Company issued with respect to the Conversion Shares upon any stock split, stock dividend, recapitalization or similar event; provided, however, that such shares shall cease to be Registrable Securities at such time as (i) they have been registered for resale pursuant to a prospectus included in an effective registration


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statement and such securities shall have been disposed of in accordance with such registration statement or (ii) they are otherwise available for resale under Rule 144 of the Securities Act within a single 90-day period.

        2. Registration.

                (a) Company shall use its best efforts to cause the Registrable Securities to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC within 90 days following the date of this Agreement a registration statement on Form S-3 covering the Registrable Securities (or, if a registration statement on Form S-3 is not available, another appropriate form of registration statement); provided, however, if Company shall furnish to Lender a certificate signed by the an executive officer of Company stating that, in the good faith judgment of the Board of Directors of Company, it would be seriously detrimental to Company or its stockholders for the registration statement to be filed within such 90 day period, then Company's obligation to use its best efforts to file such registration statement shall be deferred for a period not to exceed 90 days from the Effective Time. The offerings made pursuant to such registration shall not be underwritten.

                (b) Company shall (i) prepare and file with the SEC the registration statement in accordance with this Section 2 with respect to the Registrable Securities and shall use its commercially reasonable best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) January 15, 2005; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to Lender such number of copies of any prospectus (including any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as Lender may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Company shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as Lender shall reasonably request (provided that Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable Lender to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify Lender, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

        3. Suspension of Prospectus. Under any registration statement filed pursuant to Section 2 hereof, Company may restrict the disposition of the Registrable Securities, and Lender will not be able to dispose of such Registrable Securities, if Company shall have delivered a notice in writing to the Lender stating that a delay in the disposition of such Registrable Securities is



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necessary because Company, in its reasonable judgment, has determined that such sales would require public disclosure by Company of material nonpublic information that is not included in such registration statement. In the event of the delivery of the notice described above by Company, Company shall use its best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Company to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities shall not exceed 120 consecutive days in any 12 month period.

        4. Indemnification.

                (a) Company will indemnify and hold harmless Lender, each of its officers and directors, and each person controlling Lender within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Company of any rule or regulation promulgated under the Securities Act applicable to Company or any state securities law applicable to Company in connection with any such registration, qualification or compliance, and Company will reimburse (on an as incurred basis), Lender, each of its officers and directors and each person controlling Lender, for any reasonable legal and other expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Company by Lender; and provided, further, that Company will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of Company's failure to provide such prospectus (as amended or supplemented).




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                (b) Lender shall indemnify Company, each of its directors and officers and each person who controls Company within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other document, BUT ONLY TO THE EXTENT, THAT SUCH UNTRUE STATEMENT (OR ALLEGED UNTRUE STATEMENT) OR OMISSION (OR ALLEGED OMISSION) IS MADE IN SUCH REGISTRATION STATEMENT, PROSPECTUS, OFFERING CIRCULAR OR OTHER DOCUMENT IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO COMPANY BY LENDER (WHICH WRITTEN INFORMATION PERTAINS TO THE SELLING STOCKHOLDER AND/OR PLAN OF DISTRIBUTION SECTION(s) OF SUCH REGISTRATION STATEMENT, PROSPECTUS, OFFERING CIRCULAR OR OTHER DOCUMENT); provided, however, that the liability of Lender for indemnification under this Section 4(b) shall not exceed the proceeds from the offering received by such Lender, prior to deducting any commissions, transfer taxes or other selling expenses incurred with respect to such sale.

                (c) Each party entitled to indemnification under this Section 4 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

                (d) If the indemnification provided for in this Section 4 is for any reason not available to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as will as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue statement of a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of Lender under this Section 4(d) shall not exceed the proceeds from the offering received by Lender, prior to deduction of any commissions, transfer taxes or other selling expenses incurred with respect to such sale.



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        5. Information by Lender. Lender shall furnish to Company such information regarding Lender, the manner in which Lender holds any securities of Company and the distribution proposed by Lender as Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

        6. Miscellaneous.

                (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if upon receipt delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (i)     if to the Company, to:

                        Gadzoox Networks, Inc.
                        5850 Hellyer Avenue
                        San Jose, California  95138
                        Attention:  David Eichler
                        Telephone No.:  (408) 360-6005
                        Facsimile No.:  (408) 361-6364

                with a copy (which shall not constitute notice) to:

                        Wilson Sonsini Goodrich & Rosati, P.C.
                        650 Page Mill Road
                        Palo Alto, California 94304
                        Attention:  Douglas H. Collom
                        Telephone No.:  (650) 493-9300
                        Facsimile No.:  (650) 845-5000

                (ii)    if to Seller, to:

                        Berg & Berg Enterprises, LLC
                        10056 Bandley Drive
                        Cupertino, California  95014
                        Attention:  Carl Berg
                        Telephone No.:  (408) 725-0700
                        Facsimile No.:  (408) 725-1626

                (b) No Assignment of Registration Rights. The rights to cause Company to register Registrable Securities under Section 2 of this Agreement may not be assigned by Lender.

                (c) Expenses. All Registration Expenses incurred in connection with any registration pursuant to Section 2 shall be borne by Company.



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                (d) Third Parties. Nothing in this Agreement, express or
implied, is intended to confer upon any party, other than the parties to this Agreement, any rights or remedies hereunder.

                (e) Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without giving effect to the conflicts of laws principles thereof.

                (f) Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                (g) Amendment. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Company and Lender.

                (h) Entire Agreement. This Agreement constitutes the full and entire understanding among the parties regarding the subject matter herein.

                (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                                      *****



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        IN WITNESS WHEREOF, Company and Lender have caused this Registration
Rights Agreement to be signed as of the date first written above.



"PARENT"                                GADZOOX NETWORKS, INC.
                                        a Delaware Corporation

                                        By: /s/ Michael Parides
                                           -------------------------------------
                                            Michael Parides, President and Chief
                                            Executive Officer

"COMPANY"                               BERG & BERG ENTERPRISES, LLC
                                        a California Limited Liability Company

                                        By: /s/ Carl E. Berg
                                           -------------------------------------
                                        Print Name: Carl E. Berg
                                                   -----------------------------
                                        Title: Member
                                              ----------------------------------